UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting (the “Annual Meeting”) of the stockholders of Wind River Systems, Inc. (“Wind River” or the “Company”) held on June 18, 2009, the Company’s stockholders approved amendments to Wind River’s 2005 Equity Incentive Plan (the “Plan”) (i) to increase the aggregate number of shares of Wind River’s Common Stock authorized and reserved for issuance under the Plan by 3,600,000 shares; (ii) to permit awards granted under the Plan to continue to qualify as deductible “performance based compensation” within the meaning of Internal Revenue Code Section 162(m); and (iii) to revise the permissible performance goals and annual share limits applicable to certain Plan awards intended to qualify as deductible “performance based compensation” within the meaning of Internal Revenue Code Section 162(m).

Item 8.01	Other Events.

At the Annual Meeting, the Company’s stockholders re-elected each of the nominees to the Company’s Board of Directors standing for re-election at the Annual Meeting – John C. Bolger, Jerry L. Fiddler, Narendra K. Gupta, Grant M. Inman, Harvey C. Jones, Kenneth R. Klein and Standish H. O’Grady – to serve on the Board until the next annual meeting of stockholders and/or until his successor is duly elected and qualified.

At the Annual Meeting, the Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIND RIVER SYSTEMS, INC.

Dated: June 23, 2009	By:	/s/ Ian R. Halifax
Ian R. Halifax
Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary